Exhibit 4.51

Form Amended and Restated Power of Attorney

Whereas:
1. I, [individual shareholder of VIE] ([ID Number:               ]) made a Power of Attorney (hereinafter referred to as the "Original Power of Attorney") on [       ].

2. I intend to make amendments and additions to the Original Power of Attorney.

Nowtherefore, I hereby make the following Amended and Restated Power of Attorney:

I, [individual shareholder of VIE], a [      ]  citizen, [ID No.:          ], hereby irrevocably authorize [] to exercise the rights under the Amended and Restated Power of Attorney during its validity, while at the same time retrieve authorization granted to [] under the Original Power of Attorney.

I Authorize [    ] to exercise the shareholder voting rights in the shareholders meeting of [VIE] including but not limited to, sale or transfer all or any part of the equity interest that I hold of [VIE], as well as designation and appointment of directors and general manager at the shareholders meetings of [VIE] as my authorized representative.

The condition for the authorization and entrustment is that [    ] is the designated person of Linktone Ltd. (“Linktone”), and Linktone agrees to the above authorization and entrustment. Once Linktone issues written notice to replace the attorney, I will immediately take back the entrustment and authorization granted to [    ], and authorize other persons specified by Linktone to exercise the shareholder voting rights in the shareholders meeting of [VIE].

Unless the Business Operation Agreement mutually entered into by [wholly owned subsidiary], [VIE], [individual shareholder of VIE] and me is terminated early for any reason, this Amended and Restated Power of Attorney will be terminated upon the expiration of the ten-year term of the Original Power of Attorney.

Authorizer: [individual shareholder of VIE]
Signature: _______________________________
Date:

Acknowledged and agreed by [wholly owned subsidiary] (Chop)
Authorized Representative: _______________________________
Date:

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